Exhibit 10.1

China Construction Bank Taipei Branch

Comprehensive Credit Line Contract and General Agreement

Account Number:
Business Unit: Market Department
Credit Account Name: Applied Optoelectronics, Inc., Taiwan Branch
Unified Business Number:28410552
Case Number:
Approval Number:
Credit line/IOU Amount: ☐ NTD ¢ USD 10 million only
Agreement (Loan) Validity: 1st April, 2015 to 1st April, 2016
Account Manager:
Printed by:

Director	Handled by	Seal checked by

Comprehensive Credit Line Contract and General Agreement

The promisor, Applied Optoelectronics, Inc., Taiwan Branch (hereinafter referred to as the “Promisor”) and China Construction Bank, Taipei Branch (hereinafter referred to as "Lender") agree on the credit granting business and sign this credit granting agreement and comprehensive credit line agreement (hereinafter referred to as the “Agreement”). All credit granting matters between the Promisor and Lender shall be implemented according to Lender’s loan approval and the following provisions, provided that the general credit line (the amount marked by the Promisor with a tick in the following rectangles shall prevail and it is hereinafter referred to as the “Credit”) is not exceeded:

☒ Short-Term Loan Agreement      ☐NTD    ☒USD 10 million only

The Promisor and the jointly liable guarantor (hereinafter referred to as the “Guarantor”) sign this Agreement to agree on Lender’s loan approval and the following provisions:

This Agreement includes a total of types of ____ credit (ticked if available) listed below. Within the credit line and period stipulated in this Agreement, the Promisor can apply for:

1. Working capital loan

( ) Overdraft

(V) Working capital loan for general/material purchase purposes

( ) Domestic advance

( ) Discount

( ) Simple financing against notes receivable

( ) Working capital loan for foreign trade

2. Contract of mandate, bill acceptance

( ) General guarantee, foreign currency guarantee

( ) Commercial paper issuance guarantee

( ) Bill acceptance

3. Others

( ) Domestic financing against letter of credit (L/C)

( ) Financing for goods import (against foreign sight L/C, foreign usance L/C, foreign transferrable L/C)

( ) Financing against foreign currency D/A, D/P, or O/A for import

( ) Documentary bill credit

( ) Financing against foreign currency D/A, D/P, or O/A for export

( ) Foreign currency bill purchase

☐ Medium- and Long-Term Loan Agreement and IOU

The Borrower and the jointly liable guarantor (hereinafter referred to as the “Guarantor”) sign this Agreement to borrow a loan from Lender. The Promisor (Borrower/Guarantor, hereinafter referred to as the “Promisor”) agrees on Lender’s loan approval and the following provisions:

I.	The loan totals NTD ______________ only.

II.	The Borrower shall present IOUs according to the actual progress of the plan to apply for a one-off or installment loan.
III.	This loan is effective from ______________ (DD/MM/YYYY) through ______________ (DD/MM/YYYY), and the principal and interest shall be paid as follows:

(I)	Principle:

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1.	Repayment of the first appropriated amount begins on ______________ (DD/MM/YYYY). An installment shall be paid every ___ months and a total of ___ installments shall be paid. The remaining amounts appropriated are repaid in the remaining repayment period. (If the remaining days or months are shorter than one installment paying interval, they are regarded as one installment paying interval.) The amount to be repaid and the repayment date of each installment depend on the IOU issued by the Borrower upon appropriation.
2.	Other agreements:

(II)	Loan interest: Repayment of interests begins on ______________ (DD/MM/YYYY) and interests are paid every ___ months according to Item ___ in the following:

1.	Pay an interest calculated based on a fixed annual interest rate of ___ %.
2.	Pay an interest calculated based on an annual interest rate of ___ %. When Lender’s [_] benchmark interest rate (adjusted by [_] month [_] quarter), [_] indexed rate, [_] ___ year term deposit variable interest rate of Chunghwa Post Co., Ltd., [_] medium- and long-term fund use interest rate is adjusted, the interest rate is calculated using the ___ % annual interest rate plus the new benchmark interest rate/indexed rate/___ year term deposit variable interest rate of Chunghwa Post Co., Ltd.,/medium- and long-term fund use interest rate that Lender announce.
3.	Calculate the amount of interest in a period of ___ months that begin from the date when the loan is made using [_] an annual interest rate of ___ %, or Lender’s [_] benchmark interest rate (adjusted by [_] month [_] quarter), [_] indexed rate, [_] ___ year term deposit variable interest rate of Chunghwa Post Co., Ltd., [_] medium- and long-term fund use interest rate plus an annual interest rate of ___ %; calculate the amount of interest from the date following a period of ___ months that begin from the date when the loan is made using [_] an annual interest rate of ___ %, or Lender’s current [_] benchmark interest rate (adjusted by [_] month [_] quarter), [_] indexed rate, [_] ___ year term deposit variable interest rate of Chunghwa Post Co., Ltd., [_] medium- and long-term fund use interest rate plus an annual interest rate of ___ %; calculate the amount of interest from the date following a period of ___ months that begin from the date when the loan is made using [_] an annual interest rate of ___ %, or Lender’s current [_] benchmark interest rate (adjusted by [_] month [_] quarter), [_] indexed rate, [_] ___ year term deposit variable interest rate of Chunghwa Post Co., Ltd., [_] medium- and long-term fund use interest rate plus an annual interest rate of ___ %. Where the amount of interest is calculated using variable interest rates, the interest rates are adjusted according to Lender’s benchmark interest rate/indexed rate/___ year term deposit variable interest rate of Chunghwa Post Co., Ltd/medium- and long-term fund use interest rate, and the adjusted interest rates are used from the dates of adjustment to calculate the amount of interest.
4.	Other agreements:
Loan interest calculation: For short-term loans (one year or less), the amount of interest is calculated by day. For medium- and long-term loans (more than one year), the amount of interest is calculated on a monthly basis for full months and calculated on a daily basis for the period less than one complete month. For the amount of interest calculated on a daily basis, one year consists of 365 days, regardless of whether it is a leap year.

IV	Penalty: Where the principal or interest is paid after the due date, an amount of interest calculated based on the agreed interest rate shall be paid for the overdue period. If the overdue period is six months or less, a penalty calculated based on 10% of the lending rate will be charged. If the overdue period is more than 6 months, in addition to the penalty charged for the six months, another penalty calculated based on 20% of the lending rate will be charged for the period after the six months.

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I.	General Provisions

Article 1	General credit line
The general credit line granted according to this Agreement refers to the total amount of the different types of credit that the Promisor can use. The total amount of credit of all types used by the Promisor shall not exceed the limit specified in this article. The limit of a certain type of credit specified in this Agreement is the maximum amount of credit of the specific type. The amount of the type of credit used by the Promisor shall not exceed the limit. If the amount of a specific type of credit or the total amount of credit used by the Promisor exceeds the corresponding limit due to foreign exchange rate fluctuation or other reasons, the Promisor shall immediately repay the balance. According to changes in factors such as actual requirements, laws and regulations, credit usage, and business conditions of the Promisor, Lender may reject, adjust, or terminate sharing of the credit granted to the Promisor.
Article 2	Availability period

The various types of credit granted by this Agreement are available from 1st April, 2015 to 1st April, 2016. Where the Promisor complies with all the agreed conditions, the Promisor may apply to Lender against the agreed documents by the agreed means in this availability period for using the credit and may use the credit after obtaining Lender’s approval. Unless otherwise stipulated, the Promisor may use the credit in a revolving manner within the total and individual limits on the credit.

Article 3	Loan interest calculation

I.	Interest payment mode: For discount financing and simple financing against notes receivable, the loan interest is deducted in advance when the loan is made. In other cases, the loan interest is calculated and paid by month.
II.	Interest calculation methods
1.	NTD loan: For short-term loans (one year or less), the amount of interest is calculated by day. For medium- and long-term loans (more than one year), the amount of interest is calculated on a monthly basis for full months and calculated on a daily basis for the period less than one complete month. For the amount of interest calculated on a daily basis, one year consists of 365 days, regardless of whether it is a leap year.
2.	Loan in a foreign currency: The amount of interest is calculated on a daily basis following the common practices on calculating the number of interest charging days for the foreign currency.

Article 4	Overdue interest and penalty
When an installment is due or the total amount is due, the Promisor and Guarantor are willing to repay it immediately. If failing to do so, the Promisor and Guarantor are willing to pay an overdue interest calculated based on the agreed interest rate.

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Where the principal or interest is paid after the due date, an amount of interest calculated based on the agreed interest rate shall be paid for the overdue period. Where the overdue period is six months or less, a penalty calculated based on 10% of the lending rate will be charged. If the overdue period is more than 6 months, in addition to the penalty charged for the six months, another penalty calculated based on 20% of the lending rate will be charged for the period after the six months.
Article 5	For the notes, orders, and L/Cs provided by the Promisor and covered by this Agreement, where the related payments are collected before the due date of the loan, the Promisor and Guarantor agree that Lender may offset the loan using the payments.
Article 6	In addition to the provisions in this Agreement, the Promisor and Guarantor are willing to comply with the other relevant agreements signed with Lender, as well as the provisions in International Standard Banking Practice, Uniform Customs and Practice for Documentary Credits, Uniform Rules for Collections, International Standby Practices, Incoterms, and International Rules for the Interpretation of Trade Terms issued by International Chamber of Commerce, and agree that the agreements and provisions constitute part of this Agreement and are restricted by the agreements and provisions. Where the above mentioned laws or regulations are changed, Lender may follow the new laws and regulations to make changes, adjustment, or termination according to the actual situation, and the Promisor shall not raise any objection.
Article 7

Fees

The Promisor agrees to pay the relevant account management fee/service fee in the following way:

☐% of the approved loan amount, but not less than NTD .

☐ % of the approved loan amount, but not less than NTD , paid at a time when the loan is made or the credit is used for the first time.

Article 8	Foreign exchange rate risk
For all liabilities of the Promisor in foreign currencies that arise due to foreign exchange transactions with Lender, Lender may, without prior notice, convert the advances (loans) in foreign currencies into NTD loans any time and date, where any of the situations specified in Article 13 in “I General Provisions” occurs so that Lender deems that all the liabilities are due immediately. The Promisor shall not raise any objection to the above-mentioned conversion date and time, exchange rate for the conversion, and interest rates. Nevertheless, Lender is not obliged to make the conversion. Where Lender makes the conversion based on the above-mentioned agreement, the Promisor agrees to calculate the amount of interest based on the benchmark interest rate (adjusted by quarter) that Lender announces on the date of conversion plus 3% of the annual interest rate.

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Article 9	The liability or all liabilities mentioned in this Agreement refer to the liabilities of the Promisor and Guarantor to Lender, including but not limited to notes, loans, overdraft, discount, acceptance, advances, guarantees, contracts of mandate, issued L/Cs, foreign exchange transactions for import and export, and service fees, as well as other liabilities, liability interest, overdue interest, penalty, damage compensation, and other relevant fees.
Article 10	Where the names, organizations, articles of association, seals, representatives, and representative authority of the Promisor and Guarantor are changed, or other changes that will affect Lender’s rights and interests occurs, the Promisor and Guarantor shall notify Lender of the changes in writing immediately and complete the seal change or deregistration procedure. The Promisor is willing to take responsibilities for the transactions concluded with Lender before the above-mentioned notification or seal change or deregistration procedure is completed, and shall compensate Lender for any losses caused thereby.
Article 11	Where the addresses of the Promisor and Guarantor change, the Promisor and Guarantor shall notify Lender in writing immediately. Otherwise, Lender may send relevant documents to the addresses specified in this Agreement or the last addresses notified to Lender by the Promisor. The documents are deemed served after a normal mailing period.
Article 12	Unless otherwise stipulated, interest amounts shall be calculated and paid by month for all the liabilities of the Promisor to Lender based on the interest rates specified in the Credit Use Application and IOU or other relevant documents. Where no interest rate is stipulated, the interest amount for the liability in NTD is calculated based on the benchmark interest rate (adjusted by quarter) that Lender announces on the date when the liability arises plus the 3% annual interest rate, while the interest amount for the liability in a foreign currency is calculated based on six-month LIBOR announced on the date when the liability arises plus the 5% annual interest rate.
Article 13	For all the liabilities of the Promisor to Lender, Lender may reduce the credit line or loan period available to the Promisor or deem that all the liabilities are due, without prior notice where any of Item 1 to Item 5 in the following occurs, or with prior notice before a reasonable period where any of Item 6 to Item 9 in the following occurs. In this case, all the liabilities of the Promisor to Lender are deemed to be due immediately and Lender’s obligation to provide funds to the Promisor is eliminated immediately. The Promisor shall immediately repay all the liabilities to Lender.

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(1)	The principal of any liability is not repaid as agreed.
(2)	Reconciliation application, bankruptcy announcement application, company restructuring, transaction rejection by Taiwan Clearing House (TCH), business closure, or liability settlement is carried out according to the Bankruptcy Law and Debt Liquidation Act.
(3)	The Promisor and (or) a third party who is obliged to provide a guarantee as agreed fails to provide the guarantee.
(4)	The heir of the Promisor announces to abandon inheritance after the Promisor passes away or is missing.
(5)	Confiscation of major assets due to a crime is announced.
(6)	The interest of any liability is not repaid as agreed.
(7)	Collateral (provided by the Promisor or a third party) is seized or lost, the value of the collateral decreases, or the collateral is insufficient to cover liabilities.
(8)	The Promisor uses the fund corresponding to the Promisor’s liability to Lender for a purpose not approved by Lender.
(9)	Lender may not be compensated due to forcible execution, provisional seizure, false punishment, or other preservation disposal.

In addition to the preceding nine items, where any of the following items affects all the liabilities of the Promisor to Lender and Lender deem that debt preservation is necessary, Lender may, without prior notice or summons, reduce the credit line or loan period granted to the Promisor or deem that all the liabilities are due at any time.

(1)	Dishonest behavior such as providing false statements or materials and hiding facts, matters incompliant with agreements or promises, or matters leading to bad credit occur during transaction between the Promisor and Lender, making Lender deems that debt preservation is necessary.
(2)	Lender’s debts may not be fully repaid due to objective adverse changes in management, business operation, or financial conditions of the Promisor.
(3)	The Promisor fails to comply with the provisions in this Agreement or the conditions for approving the credit, or fails maintain a certain level of business operation or a certain number of orders as agreed upon agreement signature.
(4)	Adverse changes occur in the Promisor’s business, plan implemented with the loan, or assets, leading to failures, license revocation, illegal issues, losses, or rejection by TCH of transactions with the major responsible person.
(5)	A promissory note delivered to Lender by the Promisor for repaying debts cannot be cashed on the due date.
(6)	A credit card of the Borrower is forcibly invalidated.
(7)	The Promisor is announced by a court as a ward or an aided person.
(8)	The Promisor engages in private negotiation according to the Joint Credit Information Center, and Lender deems it necessary.
(9)	The control or affiliation relationships between the Promisor and the Promisor’s major shareholders or associated enterprises change significantly.
(10)	Other critical issues that affect the debt repaying abilities of the Promisor or the Promisor’s associated enterprises occur.
(11)	Other matters negotiated between both sides occur.

Article 14	Where any of the above-mentioned matters regarding all the liabilities of the Promisor to Lender occurs, Lender has the right to use various types of fund deposited by the Promisor and Guarantor with Lender to repay all the liabilities regardless of the due dates of the liabilities, and offset all the liabilities of the Promisor to Lender against the advance repayments.

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Article 15

Where the Promisor owes Lender several debts and the payment of the Promisor is insufficient to cover all the debts, offsetting is implemented according to Article 321 and Article 322 of the Civil Law.
The repayment provided by the Promisor shall be used to offset fees, penalties, interests, overdue interests, and principals in sequence. This rule also applies to debt offsetting specified in the previous article.

Article 16

The Promisor is willing to receive Lender’s supervision on the usage of the credit, audit on financial conditions, and check and monitoring of collateral, and Lender’s inquiry for relevant books, reports (including comprehensive financial reports of enterprises), documents, and files.
Where Lender deems it necessary, Lender may require the Promisor to submit the above-mentioned credit information or financial reports signed by accountants approved by Lender, and may require the accountants to provide their working papers. Where Lender deems that the financial reports or other documents submitted by the Promisor contain false information, the false information is deemed agreement violation upon notification by Lender. However, Lender is not obliged to implement supervision, audit, check, monitoring, and inquiry. Where Lender deems that the Promisor’s financial structure should be improved, Lender may require the Promisor not to distribute profits in cash and require the Promisor to increase the capital or take other actions to improve the financial structure. The Promisor shall cooperate.
The Promisor is willing to allow the Joint Credit Information Center (hereinafter referred to as “JCIC”) to inspect relevant books, reports, and documents. Where JCIC deems it necessary, it may require the Promisor to submit the credit information on schedule. The Promisor agrees to require entrusted accountants who sign the financial reports to send copies of financial report check reports to JCIC. JCIC, however, is not obliged to check the reports.

Article 17	Where the evidence of liabilities of the Promisor and Guarantor to Lender is lost, diminished, or destroyed, the Promisor is willing to cooperate with Lender to re-create the evidence and provide it to Lender, and fulfill the liabilities according to Lender’s books, summons, electronic documents, collateralized debt obligation, and transaction document photocopies.
Article 18	Where the holder of a receipt, custody certificate, or the Promisor’s seal of collateral issued by Lender to the Promisor turns to Lender to require return or replacement of the collateral or relevant documents, the holder is deemed as an agent of the Promisor. Lender shall permit the return or replacement.
Article 19	All important elements and effects of the debt caused by this Agreement and all the relevant legal behaviors are governed by the laws of Taiwan, and the place where Lender resides is deemed as the place of performance. The Promisor agrees that the place where Lender carries out business operation is deemed as the place of performance for all the liabilities of the Promisor to Lender. In case of litigation, both sides agree to adopt the Taipei District Court as the court of first instance. However, applicability of Article 47 in the Consumer Protection Act or Item 9 of Article 436 in the Civil Procedure Law regarding the court of jurisdiction for small claims shall not be excluded.

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Article 20

The Promisor and Guarantor agree that Lender may provide information about transactions with the Promisor for JCIC, TAIWAN SMEG, Agricultural Credit Guarantee Fund, Financial Information Service Co., Ltd., TCH, Lender’s headquarters and branches of the headquarters, persons or their designated persons who intend to purchase assets or liabilities from Lender or merge with Lender, persons entrusted by Lender to handle transactions or persons cooperating with Lender, financial authorities, and other organizations designated by financial authorities with whom Lender should sign business agreements. The above-mentioned organizations may collect, process (including computer-aided processing), transfer (including international transfer), and use the materials. Where the above-mentioned information provided by Lender to JCIC is incorrect, Lender shall take the initiative to correct it and restore its original conditions. In case of a change in personal information, the Promisor shall immediately notify Lender.

The Promisor agrees that, for other legal matters or other business services implemented by Lender, Lender may follow the Personal Data Protection Act and other relevant laws and regulations to collect, process, use, and transfer globally the personal information of the Promisor, and use the information about the Borrower and the Borrower’s responsible person and information about transactions between the Borrower and credit granting organizations. Unless otherwise stipulated in this Agreement, Lender is obliged, according to the Banking Law, to keep the above-mentioned information and the information obtained for the original or this Agreement confidential.

Lender may collect, process, and use various information provided by the Promisor and Guarantor for the purposes of implementing other legal matters, providing other services of Lender (including and not limited to Lender’s branches), and fulfilling this Agreement.

When handling the above-mentioned personal information, Lender shall comply with the Personal Data Protection Act.

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The Promisor acknowledges and agrees that, where the loan is not repaid as agreed, Lender may report bad credit records to JCIC as required by competent authorities, which may affect the right of the Promisor to apply for other loans. The above-mentioned bad credit records are available in their disclosure periods at Credit Education > Disclosure at www.jcic.org.tw.
Article 21	The Promisor and Guarantor agree that, for the purpose of assigning creditor’s rights, Lender may provide information about the Promisor’s liabilities for the assignees and debt-value evaluators, and agree that Lender may replace notices with bulletins on assignment of creditor’s rights conducted for the purpose of financial asset securitization or according to laws and regulations.
Article 22	(Business engagement): The Promisor and Guarantor agree that Lender may engage a third party (domestic or abroad) to handle part or all of the businesses related to this Agreement and to Lender’s processing of the transactions between the Promisor and Lender, including but not limited to the businesses related to transaction amount collection and payment, administration, computer-aided business processing, information registration, processing, information processing, sales, customer information import and export, sheet (such as bills) printing, packaging, posting, deposit, payment, credit, and outsourced collection.
Article 23	The signatures and seals on this Agreement have been confirmed by the Promisor and Guarantor. Subsequent transactions between the Promisor and Guarantor and Lender shall be conducted against either the signatures or seals, or against either the signatures or seals agreed on (authorized) in the transaction agreement otherwise signed between Lender and the Promisor and Guarantor.

II.	Jointly Liable Guarantor Provisions

Article 1	The Guarantor is willing to take the joint responsibility to repay all the liabilities or responsibilities of the Promisor caused by this Agreement, waive the right to plea, and never claim exemption from the responsibility when applications, IOUs, notes, or other vouchers provided by the Promisor are not signed by the Guarantor. The liabilities guaranteed by the Guarantor refer to the principal, interest, overdue interest, penalty, service fee, insurance premium, damage compensation, and other relevant fees that shall be paid by the Promisor to Lender according to this Agreement. The guarantee responsibility is effective from the date when this Agreement is signed through the date when the liabilities of the Borrower that arise from this Agreement are repaid in full.
Article 2	Where the principal debtor defaults on the debt, Lender may require repayment from the Guarantor before urging the Promisor to repay the debt, obtaining a verdict, or implementing enforcement.
Article 3	Lender may require the Guarantor to repay the debt before disposing the collateral for repayment. Where the Guarantor signs multiple credit granting agreements at the same or different times to guarantee repayment of the liabilities of the principal debtor, the Guarantor understands that the guarantee covers the total amount and scope of all the agreements.

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Article 4	Where Lender deem it necessary according to applications or other specific facts, Lender may notify the waiver or change of guarantee responsibilities of one or multiple persons in writing. After Lender obtain approvals from other Guarantors, these Guarantors are still responsible for repaying all the debts of the principal debtor.
Article 5	The Guarantor agrees that, the compensation claiming right (within the limit of debts inherited from Lender) and subrogation right obtained by the Guarantor from the principal debtor due to partial compensation before the guaranteed principal debt is repaid in full have lower priorities than the remaining debts (within the limit of all or part of the debts guaranteed by the Guarantor) owed by the principal debtor to Lender.
Article 6	The Guarantor agrees that Lender may, with a notice to the Guarantor, offset all the liabilities of the Guarantor to Lender using various types of deposit with Lender’s headquarters and Lender’s headquarters’ branches as well as all debts that Lender owes to the Guarantor, regardless of due dates and type mismatch. In addition, all the notes issued by Lender to the Guarantor involving in the offsetting will be invalidated. Where offsetting is forbidden by laws and regulations, by the Guarantor according to agreements, or by negotiorum gestio, or a third party entrusts Lender to pay the Guarantor based on a trading relationship, offsetting cannot be implemented. Where the offsetting fails to cover all liabilities or the Guarantor has repaid the liabilities or repaid the liabilities in installments, the fees, penalties, interests, overdue interests, and principals owed by the Guarantor shall be offset in sequence according to Article 323 of the Civil Law. Where the Guarantor has multiple debts and the repayment of the Guarantor is insufficient to cover all the debts, offsetting shall be implemented according to Article 321 or Article 322 of the Civil Law. However, during internal accounting based on relevant regulations, Lender shall calculate the total debt according to the above-mentioned offsetting sequence.
Article 7	Where no period is set for continuous debt guarantees, the Guarantor may notify Lender at any time of termination of this Agreement. The Guarantor does not guarantee the debts of the principal debtor that arise after Lender receive the notice.
Article 8	The Guarantor shall not claim exemption from the responsibility when the principal debtor encounters reconciliation application, bankruptcy announcement, reorganization, liquidation, prenegotiation, rejection of transaction by TCH, or debt settlement.
Article 9	Where Lender agrees on postponed repayment by the principal debtor or modify the original agreement with the principal debtor based on negotiation, or similar matters occur, the Guarantor herein agrees to take the joint responsibility to guarantee the postponed repayment or modified agreement.
Article 10	Where the Guarantor or principal debtor owe multiple debts to Lender, and the repayment is insufficient to cover all the debts or the debts have different natures, Lender shall determine the way of offsetting and the sequence according to this Agreement and laws, regardless of the repayment means adopted by the principal debtor or guarantor.

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III.	Individual Credit Granting Provisions

1.	Overdraft

(1)	The overdraft limit approved by Lender shall prevail and used for the No. ___ cheque account against cheque drawn by the Promisor, entrusted payment conducted by automatic devices, or other notes approved by Lender.
(2)	The Promisor shall repay the principal and interest immediately on the due date of the overdraft. The principal and interest of overdraft from the cheque account against certified cheques of limited amounts for credit insurance shall be repaid before 21st in the next month.
(3)	The amount of overdraft interest is calculated on 20th every month based on the annual interest rate of ___ %. The interest is calculated and added to the principal every month. Where Lender’s [_] benchmark interest rate (adjusted by [_] month [_] quarter) [_] indexed rate is adjusted, the amount of interest is calculated based on the new interest rate announced by Lender plus the annual interest rate ___ % from the date of adjustment.
(4)	Where the principal and interest of the overdraft exceed the limit, the Promisor shall immediately repay the balance and authorize Lender to repay the balance using the deposit made by the Promisor with Lender or the Promisor’s other funds held by Lender. Where the Promisor fails to immediately repay the balance or the Promisor’s other funds held by Lender are insufficient to cover the balance, Lender may deem that the principal and interest are due.

2.	Working capital loan for general/material purchase purposes
The limit that Lender approves for this loan shall prevail. The loan is used by the Promisor against the Credit Use Application and IOU or (and) documents. The period of each amount borrowed shall not exceed the specified number of days, and the amount shall be repaid according to the interest rate and repayment means specified in the Credit Use Application and IOU.

3.	Domestic advance
(1)	The limit that Lender approves for this loan shall prevail. The loan is used by the Promisor against the Credit Use Application and IOU or (and) documents. The period of each amount borrowed shall not exceed the specified number of days, and the amount shall be repaid according to the interest rate and repayment means specified in the Credit Use Application and IOU.
(2)	Where acceptance or presentment for payment cannot be made against the documents provided by the Promisor, or payments are not made against the documents on due dates, the Promisor and Guarantor shall immediately repay the loan.

4.	Working capital loan for foreign trade
(1)	The limit that Lender approves for this loan shall prevail. The loan is used by the Promisor against the Credit Use Application and IOU or (and) documents. The period of each amount borrowed shall not exceed the specified number of days, and the amount shall be repaid according to the interest rate and repayment means specified in the Credit Use Application and IOU.
(2)	The Promisor is willing to convert all foreign exchanges earned from export settlement and export collection handled by Lender into NTD according to the buying rates announced by Lender on the dates of negotiation, dates of discounts, or dates of payment collection notification, or according to the exchange rates negotiated by both sides, for paying the principal and interest of the loan.
(3)	Where the Promisor fails to repay the loan using the foreign exchanges earned from export as stipulated in the previous item, the interest shall be calculated from the original borrowing date based on Lender’s current benchmark interest rate (adjusted by quarter) plus the annual interest rate of 3% and the Promisor shall pay the balance of the interest amount. Where repayment is overdue, the amounts of interest and overdue interest are calculated based on the above-mentioned new interest rate and a penalty specified in this Agreement will be charged.

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5.	General guarantee, foreign currency guarantee
(1)	The limit that Lender approves for this loan shall prevail. The amount, period, and content of each guarantee in the guarantee document issued by Lender shall prevail. Lender reserves the right to decide whether to provide a guarantee after inspection.
(2)	When entrusting Lender to provide a guarantee, the Promisor is willing to pay a fee based on Lender’s rate and regulations. Where the Promisor entrusts Lender several time to provide guarantees or entrusts Lender to provide a revolving guarantee, the Promisor shall also pay a fee as agreed based on Lender’s regulations, in multiple times, or when the guarantee is used in a revolving manner. The guarantee service fee shall be paid before Lender issues the guarantee document. Otherwise, Lender may refuse to issue it. The Promisor shall pay all the taxes for this Agreement. Where there are forex settlement loan service fees, mailing fee, or other fees, the Promisor shall pay the fees separately. When Lender adjusts Lender’s service rates, the Promisor agrees to pay the service fees for subsequent use of the guarantee or extension of the guarantee period according to Lender’s new service rates.
(3)	The Promisor is willing to implement the agreed matters related to the entrusted guarantee and notify Lender of the implementation in writing. Where the Promisor postpones implementation or fails to implement the matters, which makes Lender advance guaranteed payments and relevant fees, the Promisor is willing to immediately repay Lender. In case of an overdue payment, the Promisor is willing to pay an amount of interest calculated from the date of advancement through the date of repayment based on the advancement amount and the benchmark interest rate (adjusted by quarter) on the date of advancement plus the annual interest rate of 3%, and the Promisor shall also pay a penalty by the means specified in this Agreement.
(4)	The Promisor expressly declare that Lender shall fulfill Lender’s guarantee responsibility when the guaranteed person in the guarantee document that Lender issues notifies Lender to fulfill the guarantee responsibility, regardless of whether the guarantee conditions are met or whether there are other defenses or disputes.
(5)	When applying for a foreign currency guarantee, the Promisor and Guarantor are willing to comply with the provisions in the current Uniform Customs and Practice for Documentary Credits, and Uniform Rules for Contract Guarantees, International Standby Practices issued by International Chamber of Commerce as well as the provisions in the foreign exchange and trade administration regulations or other relevant regulations issued by competent authorities.
(6)	Other special conditions:

6.	Commercial paper guarantee
(1)	The limit that Lender approves for this guarantee shall prevail. It is used by the Promisor to make Lender guarantee repayment of the due debts that arise from the commercial papers issued by the Promisor.
(2)	Both sides shall separately negotiate on the maximum period of the commercial paper for each guarantee calculated from the date of guarantee through the commercial paper due date. Lender shall entrust note companies to sign and sell the commercial papers according to Act Governing Bills Finance Business.
(3)	For all the notes which Lender is entrusted to accept, guarantee, or provide issuance guarantee for, Lender shall be the drawee or acts as the drawee and the place where Lender operates Lender’s business shall be the place of payment.
(4)	The Promisor is willing to calculate the guarantee service fee based on the face value and period of the guaranteed commercial paper, the rate that Lender approves, and Lender’s regulations, and will pay the fee in full when entrusting Lender to provide the guarantee.
(5)	Where the Promisor entrusts Lender to provide issuance guarantee for a commercial paper, the Promisor shall deposit the payment one day before the due date of the commercial paper. In case of an overdue payment, which makes Lender advance the payment, the Promisor is willing to immediately repay Lender, and pay an amount of interest calculated from the date of advancement through the date of repayment based on the advancement amount and the benchmark interest rate (adjusted by quarter) on the date of advancement plus the annual interest rate of 3%, and the Promisor shall also pay, by the means specified in this Agreement, a penalty calculated from the date of advancement and based on the advancement amount.

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7.	Bill acceptance
(1)	The acceptance limit that Lender approves shall prevail. It is used by the Promisor to turn Lender into the drawee or acceptor of the bills issued by the Promisor.
(2)	Both sides shall negotiate on the maximum period of each acceptance bill calculated from the date of acceptance through the bill due date.
(3)	For all the bills which Lender is entrusted to accept, Lender shall act as the drawee and the place where Lender operates Lender’s business shall be the place of payment.
(4)	The Promisor is willing to calculate the acceptance service fee based on the face value and period of Lender’s acceptance bill, the rate that Lender approves, and Lender’s regulations, and will pay the fee in full when entrusting Lender to accept the bill.
(5)	Where the Promisor entrusts Lender to accept a bill, the Promisor shall deposit the payment one day before the due date of the bill. In case of an overdue payment, which makes Lender advance the payment, the Promisor is willing to immediately repay Lender, and pay an amount of interest calculated from the date of advancement through the date of repayment based on the advancement amount and the benchmark interest rate (adjusted by quarter) on the date of advancement plus the annual interest rate of 3%, and the Promisor shall also pay, by the means specified in this Agreement, a penalty calculated from the date of advancement and based on the advancement amount.

8.	Domestic financing against L/C
(1)	The limit of domestic financing against L/C that Lender approves shall prevail (the deposit is included in the limit). It is used by the Promisor to entrust Lender to issue domestic L/Cs and to accept or made (advance) payments against issued bills presented by beneficiaries within effective L/C periods. Within the limit effective period, the Promisor may apply for use of the limit with documents including L/C issuance applications.
(2)	Both sides shall negotiate on the maximum effective period of the bill under each usance L/C. The Promisor shall deposit the payment before the due date of the acceptance bill under a usance L/C. If failing to do so, the Promisor is willing to immediately repay Lender from the date of advancement. In case of an overdue payment, the Promisor is willing to pay an amount of interest calculated from the date of advancement through the date of repayment based on the advancement amount and the benchmark interest rate (adjusted by quarter) on the date of advancement plus the annual interest rate of 3%, and the Promisor shall also pay, by the means specified in this Agreement, a penalty calculated from the date of advancement and based on the advancement amount.
(3)	For the bill under each sight L/C, the Promisor shall deposit the payment with Lender before the bill is presented, unless Lender agrees to make a separate short-term loan for paying the bill. If failing to do so, the Promisor is willing to immediately repay Lender from the date of advancement. In case of an overdue payment, the Promisor is willing to pay an amount of interest calculated from the date of advancement through the date of repayment based on the advancement amount and the benchmark interest rate (adjusted by quarter) on the date of advancement plus the annual interest rate of 3%. Where the Promisor fails to repay Lender within 10 days after the date of advancement, Promisor shall also pay, by the means specified in this Agreement, a penalty calculated from the date of advancement and based on the advancement amount.
(4)	The Promisor may apply for a short-term loan separately and present the Credit Use Application and IOU to entrust Lender to use the loan to offset the payment made by Lender against the bill under each L/C specified in this Agreement. This Agreement serves as a proof of the entrustment and no separate entrustment document will be prepared.

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The loan mentioned in the previous item can be handled although the borrowing date is later than the effective period the credit line specified in this Agreement or (and) the L/C effective period. The period of each loan shall not exceed the agreed number of days, and the loan shall be repaid according to the interest rate and repayment means specified in the Credit Use Application and IOU.
The Promisor is willing to immediately repay the loan on its due date or when all loans are deemed to be due. In case of an overdue repayment, the Promisor is willing to pay an amount of overdue interest based on the above-mentioned interest rate. When repaying the principal or interest after the due date, the Promisor is willing to pay, by the means specified in this Agreement, a penalty calculated from the due date and based on the loan amount.
(5)	The service fee for each issued L/C under this Agreement is calculated according to the rate that Lender specifies.
(6)	Where Lender or Lender’s agent bank deems that the bills and its associated documents under an L/C that the Promisor entrusts Lender to issue comply with the terms and conditions of the L/C, and accepts or pays the bills, the Promisor is willing to immediately and unconditionally accept the bills and documents, and to make repayment or acceptance immediately when Lender presents the bills or documents. Lender is not responsible for defects (including inconsistency between the quality and quantity of goods and the documents) found subsequently in the above-mentioned bills and documents. The Promisor shall not therefore raise any dispute.
(7)	Where losses are caused to the goods covered by the credit L/C due to the beneficiary’s failure to execute the contract, delivery delay, fraud, or other force majeure events, the Promisor shall bear the losses and Lender is not responsible for the losses.

9.	Financing for goods import (against foreign sight L/C, foreign usance L/C, foreign transferrable L/C)
(1)	The limit of financing for goods import that Lender approves shall prevail (the deposit is not included in the limit). It is used by the Promisor to entrust Lender to issue L/Cs for importing goods and to fund imports (including advances, loans, and acceptance). The types, modes, periods of funds and guarantees shall be approved by Lender before financing is provided. The effective period of financing and the repayment responsibilities of the Promisor and Guarantor terminate only after all the liabilities that arise from the financing are repaid.
(2)	During the effective period of the limit, the Promisor presents L/C application and the relevant documents required by Lender to apply for using the limit in a revolving manner and entrusts Lender according to this Agreement to make payment against each L/C. The Promisor and Guarantor recognize all the amounts listed in each L/C application and the interests and fees related to the amounts. Lender may use notices or other equivalent documents from foreign agent banks (including agent banks, negotiating banks, and correspondent banks, similarly hereinafter) as debt proves and the Promisor is willing to repay all the debts according to regulations without any dispute.
(3)	When applying for L/C issuance, the Promisor shall follow Lender’s regulations to make a forex settlement deposit and Lender shall make payment or acceptance for the balance. After Lender send a notice on the arrival of shipping documents under each sight L/C, the Promisor shall repay the fund for the L/C within the period that Lender specify, and shall pay an amount of interest and relevant fees calculated from the date of negotiation by the foreign bank (unless otherwise stipulated). Where imported goods have arrived but shipping documents have not, the Promisor shall immediately repay the principal, interest, and relevant fees before applying for delivery against a shipping guarantee or bill of lading endorsement.

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The maximum financing periods of the usance L/C issues according to this Agreement are negotiated by both sides. The due date of each fund is calculated from the date of negotiation by a foreign bank (unless otherwise stipulated) based on the relevant terms and conditions in the corresponding L/C application and the number of financing days. For bill acceptance, the bill period shall not exceed the financing period. When the bill is due, the Promisor shall be responsible for paying the bill or apply to Lender for making advances. However, the total of the period of the advances and the period of the bill shall not exceed the maximum financing period as well. The Promisor is willing to immediately repay each loan on its due date and pay an amount of interest and relevant fees calculated from the date of negotiation by the foreign bank (unless otherwise stipulated).

Where the goods are shipped in multiple batches, the Promisor is willing to repay the principal and relevant fees calculated based on the amounts on the batch shipping documents to Lender. Where shipping documents are received after the due date of L/Cs, the Promisor and Guarantor are willing to repay Lender provided that the conditions of negotiation are met.

(4)	The Promisor may apply to Lender for issuing L/Cs in other foreign currencies according to this Agreement for importing goods or goods importing financing. However, the total of all the amounts shall be converted into USD based on the foreign exchange rate specified by Lender. The total financing amount shall not exceed the limit granted by this Agreement. Where the total financing amount exceeds the amount or limit specified in this Agreement due to foreign exchange rate fluctuation, the Promisor and Guarantor shall repay the balance and shall immediately repay the principal, interest, and relevant fees of the balance when receiving Lender’s notice.
(5)	Where this financing limit in foreign currencies can be combined with loan limits in NTD as approved by Lender, this financing limit in foreign currencies shall be converted into a financing limit in NTD and then combined with other loan limits in NTD for foreign exchange rate risk control, or this financing limit in foreign currencies shall be combined with a financing limit in NTD equal to the financing limit in foreign currencies for risk control, the total amount in foreign currencies shall be converted into an amount in NTD based on the foreign exchange rate specified by Lender, and the total amount in NTD shall not exceed the NTD loan limit approved by Lender. Where the financing amount or the combination of the financing amount and other loan amounts in NTD under this Agreement exceeds the above-mentioned NTD loan limit approved by Lender due to foreign exchange rate fluctuation, the Promisor and Guarantor shall be responsible for repaying the balance, and shall immediately repay the principal, interest, and relevant fees of the balance when receiving Lender’s notice.
(6)	The conditions, periods, and repayment means of dedicated loans shall be handled according to the relevant regulations of competent authorities and Lender. If required, the quantities and amounts of imported goods shall be checked by competent authorities before being registered.
(7)	Where Lender or Lender’s (foreign) agent bank deems that the bills and its associated documents under an L/C that the Promisor entrusts Lender to issue comply with the terms and conditions of the L/C, the Promisor is willing to accept them immediately and unconditionally.
(8)	The service fee for each issued L/C or guarantee under this Agreement is calculated according to the rate that Lender specify and the Promisor is willing to pay the balance according to the actual amount.
(9)	After the negotiating documents under a foreign usance L/C issued according to this Agreement are received, the Promisor may apply for converting the advances that Lender has paid into another currency, repay Lender the amount in the target currency of the conversion or the amount in NTD on the original due date, and pay an amount of interest, overdue interest, and penalty calculated based on the lending rate of the target currency that Lender announces on the date of conversion.
(10)	The amount of interest of each foreign currency loan under this Agreement shall be calculated based on the corresponding loan interest rate negotiated with Lender on the date when the loan is made. Nevertheless, during the period of refinancing applied separately to the Central Bank, the amount of interest shall be calculated based on an increased interest rate as stipulated by the Central Bank. The Promisor is willing to repay the loan by agreed means.

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Where the Promisor fails to repay the principal and interest of any above-mentioned loan when it is due or all loans are deemed as due, the Promisor is willing to pay an amount of overdue interest calculated based on the above-mentioned interest rate and pay, by the means specified in this Agreement, a penalty calculated from the due date and based on the loan balance.

(11)	For a loan in a foreign currency that Lender makes according to this Agreement, the Promisor is willing to repay the principal, interest, overdue interest, penalty, and relevant fees using NTD based on the selling price of the foreign currency announced by Lender on the date of loan repayment or date of interest payment, or repay them using the foreign currency.
(12)	For a usance L/C issued according to this Agreement, the Promisor may issue a Credit Use Application and IOU to apply for a loan in NTD for repaying Lender’s fund in a foreign currency.

Where the Promisor uses the usance L/C limit to apply for issuance of a sight L/C, the Promisor may, after all negotiating documents are received, issue a Credit Use Application and IOU to apply for a loan in NTD for repaying Lender’s fund in a foreign currency.
The loan mentioned in the previous item shall be handled although the borrowing date is later than the effective period the credit line specified in this Agreement or (and) the L/C effective period. The period of each loan shall not exceed the agreed number of days, and the loan shall be repaid according to the interest rate and repayment means specified in the Credit Use Application and IOU.
The Promisor is willing to immediately repay the loan on its due date or when all loans are deemed to be due. In case of an overdue repayment, the Promisor is willing to pay an amount of overdue interest based on the above-mentioned interest rate. When repaying the principal or interest after the due date, the Promisor is willing to pay, by the means specified in this Agreement, a penalty calculated from the due date and based on the loan amount.

(13)	The Promisor is willing to provide imported goods for Lender as a guarantee covering all the loans that arise from this Agreement. From the L/C issuance date through the arrival date of imported goods, Lender is entitled to the pledge of all the B/Ls (such as relevant delivery documents) of the imported goods. From the time when the imported goods arrive, Lender is entitled to the pledge of the imported goods. This Agreement serves as a written proof of granting the rights to the pledges. The Promisor is willing to buy an insurance policy for the above-mentioned goods with Lender being the beneficiary. If the Promisor fails to buy or renew the insurance policy, Lender is entitled to buy or renew it and pay the premium on behalf of the Promisor. However, Lender is not obliged to do so. Where Lender pays the premium for the Promisor, the Promisor is willing to repay Lender immediately. Otherwise, the premium is added to the liabilities of the Promisor to Lender and an amount of interest is calculated based on the benchmark interest rate (adjusted by quarter) that Lender announces on the date of payment plus 3%. The collateral shall be used first to repay the premium.
(14)	Where the Promisor fails to repay a loan within an agreed period, the imported goods may go bad or depreciate, or the Promisor fails to make customs declaration or take delivery of goods on time, Lender may make customs declaration or take delivery of the goods on behalf of the Promisor and may auction or freely dispose (including the method, time, and price for the disposal) the imported goods and other collateral, so as to repay the principal and interest of the loan, overdue interest, penalty, all fees (including taxes and shipping fees paid when Lender makes customs declaration and take delivery of the goods), and loss. However, Lender is not obliged to make customs declaration, take delivery of the goods, or dispose the goods and collateral.

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(15)	When claiming a shipping document, the Promisor is willing to register trust possession according to the Personal Property Secured Transactions Act as required by Lender.
(16)	Where the L/C beneficiary or seller fails to execute the contract or postpones delivery, other force majeure events occur, the insurer rejects the claim, the compensation is insufficient, or compensation is not made in a timely manner, the Promisor shall be responsible for and handle the losses caused thereby to the imported goods under this Agreement. In such cases, the Promisor is willing to immediately repay the principal and interest of the loan, overdue interest, penalty, and all fees.
(17)	Lender may issue a shipping guarantee or provide bill of lading endorsement at the Promisor’s request. Where the product names, specifications, unit prices, total amounts, and delivery taking conditions are different from those specified on the shipping document that Lender receive at a later time, the Promisor and Guarantor are willing to pay amounts and complete all other procedures based on the conditions specified on the shipping documents that Lender receive. Where Lender suffers from a loss caused by the difference between the issued document and the received document, the Promisor and Guarantor are willing to take the compensation responsibility. The content of the Application for Shipping Guarantee or Bill of Lading Endorsement presented by the Promisor is deemed as an attachment of this Agreement. The Promisor and Guarantor are willing to comply with the content.
(18)	The usance L/C limit under this Agreement can be used to issue sight L/Cs, while the sight L/C limit cannot be used to issue usance L/Cs.
(19)	Where a holder of import documents or collateral documents of the Promisor requires Lender to return or exchange the collateral, Lender shall deem the holder as an agent of the Promisor and return or exchange the collateral. Where a dispute arises thereof, the Promisor is willing to take all responsibilities.
(20)	To entrust Lender to issue irrevocable L/Cs in the future, the Promisor is willing to settle foreign exchange purchases with Lender or to use foreign exchange deposits or foreign currency cash as a reserve for repaying part or of all the bills under the L/Cs. Where there is unused foreign exchanges, the Promisor shall sell them back to Lender or deposit them with Lender or remit them as required by the Statute for Foreign Exchange Regulations and other relevant regulations. The Promisor requires Lender to issue a foreign exchange settlement proof or transaction proof when Lender issues an L/C. In addition, the Promisor acknowledge that the difference between the amount on the L/C and the amount settled is the advance that Lender makes, and agrees that the foreign exchange settlement proof, transaction proof, other relevant documents that Lender holds are the proof of the advance. Where the advance specified in the foreign exchange settlement proof or transaction proof is different from the actual advance, the advance specified in the relevant documents or books that Lender holds shall prevail. The Promisor shall not therefore raise any dispute.
(21)	Lender is herein expressly notified that, after all or part of the goods covered by an L/C issued by Lender against the Promisor’s import permit and (or) other relevant documents approved by Board of Foreign Trade, Ministry of Economic Affairs or its designated organization arrive, where the Promisor fails to repay Lender for the shipping documents before the L/C due date specified in the relevant credit granting agreement, or all the L/Cs that the Promisor requires Lender to issue are deemed to be due according to the relevant credit granting agreements, Lender is irrevocably authorized to apply to the Board of Foreign Trade, Ministry of Economic Affairs for an approval and then make customs declaration and take delivery of the imported goods on behalf of the Promisor, and auction or freely dispose the imported goods. The Promisor expressly states that Lender’s actions including making customs declaration and taking delivery of the goods are deemed as actions taken by the Promisor and have a binding effect on the Promisor.

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10.	Financing against foreign currency D/A, D/P, or O/A for import
(1)	The financing limit that Lender approves shall prevail. It is used by the Promisor to raise funds (including advances, loans, and guarantees) for importing goods under the D/A, D/P, or O/A terms.
The effective period of financing and the repayment responsibilities of the Promisor and Guarantor terminate only after all the liabilities that arise from the financing are repaid.
The Promisor and Guarantor are willing to take, according to the provisions in this Agreement, their liabilities arising from an advance, loan, or guarantee for which the Promisor applies to Lender before the effective date of this Agreement for importing goods under the D/A, D/P, or O/A term.
(2)	The Promisor may apply to Lender, based on the agreed amount limit and period, for advances, loans, or guarantees, for importing goods under the D/A, D/P, or O/A term. Where the due date (repayment date) or date when Lender makes an advance is later than the period, this Agreement is still applicable and the Promisor and Guarantor shall comply with the provisions in this Agreement to take the repayment responsibility. When applying for use of the limit, the Promisor shall present the Credit Use Application and IOU and the relevant documents that Lender requires.
(3)	When the Promisor applies for funding goods import under the D/A, D/P, or O/A term, the Promisor shall provide part of the fund and perform foreign exchange settlement as required by Lender, and Lender shall provide the balance. The Promisor shall repay Lender’s fund (including principal, interest, overdue interest, penalty, and relevant fees) by paying NTD based on the selling price of the relevant foreign exchange that Lender announces on the repayment date or by paying foreign exchanges without any delay.
The maximum period of each fund shall be negotiated between both sides.

(4)	The Promisor may apply to Lender for funds in other foreign currencies for importing goods under the D/A, D/P, or O/A term. However, the amount of the total amount of the funds shall be converted into USD using the foreign exchange rate that Lender specifies and the total amount shall be within the limit specified in this Agreement. Where the total amount exceeds the limit due to foreign exchange rate fluctuation or other reasons, the Promisor and Guarantor shall be responsible for repaying the balance and shall immediately repay the principal, interest, and relevant fees of the balance when receiving Lender’s notice.
(5)	Where this financing limit in foreign currencies can be combined with loan limits in NTD as approved by Lender, this financing limit in foreign currencies shall be converted into a financing limit in NTD and then combined with other loan limits in NTD for foreign exchange rate risk control, or this financing limit in foreign currencies shall be combined with a financing limit in NTD equal to the financing limit in foreign currencies for risk control, the total amount in foreign currencies shall be converted into an amount in NTD based on the foreign exchange rate specified by Lender, and the total amount in NTD shall not exceed the NTD loan limit approved by Lender. Where the financing amount or the combination of the financing amount and other loan amounts in NTD under this Agreement exceeds the above-mentioned NTD loan limit approved by Lender due to foreign exchange rate fluctuation, the Promisor and Guarantor shall be responsible for repaying the balance, and shall immediately repay the principal, interest, and relevant fees of the balance when receiving Lender’s notice.
(6)	The amounts of interest of all the loans in foreign currencies made according to this Agreement shall be calculated based on the foreign exchange rates negotiated when Lender makes the loans. The Promisor is willing to pay the amounts by agreed means. Where the Promisor fails to repay the principal or interest of any above-mentioned loan when it is due or all loans are deemed to be due, the Promisor is willing to pay an amount of overdue interest calculated based on the agreed interest rate and pay, by the means specified in this Agreement, a penalty calculated from the due date and based on the loan amount.

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(7)	When importing goods under the D/A or D/P term, the Promisor may apply to Lender, with Lender’s approval and based on the agreed amount, limit, or period, for a shipping guarantee or bill of lading endorsement. When applying for it, the Promisor shall present an affidavit (for shipping guarantee/bill of lading endorsement only) the relevant deeds and documents that Lender requires. The Promisor and Guarantor both recognize the content of each loan application, the amounts in the relevant deeds and documents, and the agreed matters. They shall assume liabilities for damages to Lender until Lender receives foreign documents and the Promisor completes the bill acceptance, payment, or financing procedure.
(8)	Where Lender agrees that the borrowing currency can be converted, the Promisor may apply for converting the borrowing currency of the fund that Lender provides into another currency, repay Lender the amount in the target currency of the conversion or the amount in NTD on the original due date, and pay an amount of interest, overdue interest, and penalty calculated based on the lending rate of the target currency that Lender announces on the date of conversion.
(9)	Where Lender agrees that the fund can be provided in NTD, the Promisor shall present the Credit Use Application and IOU to apply for converting the loan into NTD, repay the loan that Lender provides in foreign currency, and agree to repay the new loan on its due date using NTD regardless of whether the borrowing date is later than the period of this Agreement. The maximum loan period shall not exceed the agreed number of days and the loan shall be repaid based on the interest and repayment means specified in the Credit Use Application and IOU.
The Promisor is willing to immediately repay the loan on its due date or when all loans are deemed to be due. In case of an overdue repayment, the Promisor is willing to pay an amount of overdue interest based on the agreed interest rate. When repaying the principal or interest after the due date, the Promisor is willing to pay, by the means specified in this Agreement, a penalty calculated from the due date and based on the loan amount.

(10)	Where processing of the imported goods under this financing agreement is completed before schedule or they are sold before schedule, the Promisor agrees to immediately hand the received notes receivable to Lender for collection, so as to prepare for repaying the principal and interest or to repay them in advance.

11.	Exporting Negotiation
(1)	As Lender may negotiate or discount documentary drafts (domestic or foreign) with or without collateral that issued or endorsed by the promisor of the exporting negotiation agreement (hereinafter referred to as the "Promisor"); therefore, the Parties agree as follows:
All stipulations in this agreement shall be deemed as permanently valid and applicable at any time; the aforesaid documentary drafts, no matter they are negotiated or discounted directly or through any third party to Lender, shall be deemed as resigning of this agreement by the Promisor every time of negotiation or discounting, are all within the purview of guarantee of this agreement and are applicable to this agreement.
(2)	Negotiation or discounting specified in this Agreement indicates that Lender, according to the stipulations in the L/C issued by the issuing bank that is put forward by the Promisor, review the documentary drafts or documents suggested by the Promisor, and then pay in advance for the amount on the documentary drafts or documents with the interest withheld. If Lender fails to take back the deposit or accept the documentary drafts from the issuing bank or paying bank within two months, regardless of any reason, the Promisor shall unconditionally pay the principal and interest of the deposit back to Lender.
(3)	Hereby the Promisor is willing to provide Lender with the shipping document affiliated to the documentary draft and the relevant goods as the collateral to ensure that Lender can negotiate or discount the documentary draft issued or endorsed by the Promisor, and relevant interest and fees.

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(4)	The Promisor authorizes Lender, or any of Lender’s Managers, or Agents, or the Holders of the bills (but not so as to make it imperative) to insure any goods forming the collateral for any such bills against sea risk, including loss by capture, and also against loss by fire on shore, and to add the premiums and expense of such insurances to the amount chargeable to the Promisor in respect of such bills. Lender has the priority of compensation upon the collateral and shall deal with the collateral to compensate for the loan and other relevant fees or insurance expense paid by a third party or other relevant fees, which does not affect Lender’s right of claim upon other debtors. In addition, Lender shall take the place of the Promisor to handle all necessary affairs according to the example of common business agent and charge service fees. If Lender has no objection to the specified wharf or warehouse, the Promisor shall move the goods to the public or private wharf or warehouse based on the requirement of the drawee or acceptor.
(5)	The Promisor hereby also authorizes Lender, or any of Lender’s Managers, or Agents, or the Holders of the bills, to take conditional acceptances to all or any of such bills, to the effect that on payment thereof at maturity, the documents handed to Lender as collateral for the due payment of any such bills shall be delivered to the drawees or acceptors thereof, and such authorization shall be taken to extend to cases of acceptance for honor.
(6)	The Promisor further authorizes Lender (but not so as to make it imperative) at any time before the maturity of any bills, to grant a partial delivery or partial deliveries of such goods, in such manners as Lender or the acceptors or their representatives may think desirable to any person on payment of a proportionate amount of the invoice cost of such goods, or of the bills drawn against same. The meaning of the above-mentioned "proportionate amount" will be defined by Lender.
(7)	The Promisor further authorizes Lender, or any of Lender’s Managers, or Agents, or the Holders of the bills, on default being made in acceptance on presentation or in payment at maturity, of any of such bills or in case of the drawees or acceptors suspending payment, becoming bankrupt, or taking any steps whatever towards entering into liquidation during the currency of any such bills, and whether accepted conditionally or absolutely to sell all or any part of the goods forming the collateral for the payment thereof at such times and in such manner as Lender or such holders may deem fit, and after deducting usual commission and charges, to apply the net proceeds in payment of such bills with re-exchange and charges the balance, if any, to be placed at Lender’s or their option against any other of bills, secured or otherwise, which may be in Lender’s or their hands, or any other debt or liability of the Promisor to Lender, or them, and subject, thereto, to be accounted for the proper parties. In case of loss at any time of goods insured, the Promisor authorizes Lender to realize the policy or policies and charge the same commission on the proceeds as upon a sale of goods, and to apply the net proceeds, after such deductions as aforesaid, in the manner hereinbefore lastly provided.
(8)	If the net proceeds of such goods are insufficient to pay the amount of the bills (including the exchange loss), the Promisor authorizes Lender, or any of Lender’s Managers, or Agents, or the Holders of the bills, to draw on the Promisor for the deficiency, without prejudice to any claim against any endorser(s) of the bills for recovery of same or any deficiency of the same; and the Promisor agrees that bills issued by Lender or holders shall be deemed as sufficient proof of sale and loss. the Promisor shall pay the bills immediately upon the notice.
(9)	The Promisor further authorizes Lender, or any of Lender’s Managers, or Agents, or the Holders, whether the aforesaid Power of Sale shall or shall not have arisen, at any time before the maturity of the bills, to accept payment from the drawees or acceptors thereof, if requested so to do, and on payment to deliver the bills of lading and shipping documents to such drawees or acceptors; and calculate the rebate at the customary interest rate in the place where such bills are payable.
(10)	In case of D/A bills, the Promisor authorizes Lender to deliver the documents handed to Lender as the shipping documents of the collateral to the acceptors against their acceptance of the bill drawn on them. In this case, the Promisor undertakes to hold Lender harmless from any consequence that may arise by Lender’s so doing and to pay Lender the amount or any balance of the bill with re-exchange and charges if the acceptors should make any default in payment at maturity, or ensure that Lender or the holders of the bills have the priority of compensation upon the collateral.

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(11)	Should the drawee of the bills reject acceptance or payment of the bills, or should the collateral goods arrive before the date of maturity of such bills, the Promisor authorizes Lender or Lender’s correspondent to unload, clear, warehouse the goods, effect insurance thereon and do any and all other acts which Lender or Lender’s correspondent may deem necessary for the proper maintenance of the said goods. In these cases, not only the expenses and cost incurred in the course of the above acts, but also any damage caused by those people or parties who deal with the unloading, clearance, warehousing and insurance in good or bad faith or by reason of war, natural disasters or any other force majeure shall be paid by the Promisor.
(12)	The Promisor hereby agrees that, should the bills be not accepted by the drawees or not paid by the drawees or acceptors by intervention, or should it happen, that the bills are not paid or the proceeds thereof are not transferred to Lender because of the local laws or regulations or for any other reasons, the Promisor shall pay the amount of the bills with interest and other incidental charges incurred as soon as Lender informs the Promisor, notwithstanding no return of the bills and/or documents. Should Lender demand any additional collateral of the Promisor at same time, it shall be given by the Promisor without any objection.
(13)	In case the drawee of the bills requests Lender or Lender’s correspondent on the date of maturity of the bills to postpone payment and if this is deemed reasonable by Lender or Lender’s correspondent, no objection shall be raised by the Promisor to Lender or Lender’s correspondent's agreeing to it without notification to the Promisor.
(14)	Should the bills negotiated by Lender be refused handling or processing by Lender’s discounting bank or correspondent, or unpaid by issuing bank owing to some discrepancy in the bills or the documents attached thereto with the terms and conditions of the L/C or for any other reasons, or should the acceptance of the shipped goods be refused because of divergence of quality, quantity etc. of the said goods, or for any other reasons, discovered by the interested party or parties upon delivery or any other occasions, the Promisor shall take full responsibility thereof and reimburse Lender at any time the amount of such bills, interest (based on the listed lending rate of the Central Bank on the negotiation day) and other incidental charges incurred in the original currency or NTD. The Promisor further authorizes Lender to tender a letter of guarantee to the issuing bank or the accepting bank under the L/C, without any notification to the Promisor, in case Lender or Lender’s correspondent deems it fit to do so, and the Promisor solely shall be held liable for the guarantee thus offered.
(15)	The Promisor authorizes Lender or Lender’s correspondent to send the bills and/or attached documents to the place of payment by any method as Lender or Lender’s correspondent deems fit.
(16)	Should bills and/or documents be destroyed or lost in transit, or assumed as such, or their arrival at the place of payment is much delayed by accident such as mis-transportation, a new bill, and if possible, new documents shall be presented to Lender by the Promisor according to Lender’s record book, at Lender’s demand without any legal procedures, or alternatively, at Lender’s option, the amount of the bills, with all expenses, shall be paid to Lender by the Promisor.
(17)	The Promisor shall be responsible for the signature, seal or writing used on the bills or any other documents accepted by Lender even though the signature, seal or writing is a forged or stolen one; in case Lender has concluded the same to be identical with those submitted to Lender beforehand or those used on a previous bills or another documents, any damages, sustained by Lender there from, shall be paid for by the Promisor.

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(18)	Should the drawees of the bills or the L/C issuing, accepting or confirming banks become insolvent, or bankrupt, be seized, provisionally seized, provisionally disposed of, or offered for auction, or even should the drawees or the above banks apply for bankruptcy or settlement by composition, the Promisor agrees to pay Lender upon Lender’s notice the total amount of the bills with interest and other additional charges.
(19)	The Promisor agrees that all property of the Promisor including margins and deposit balances in Lender or Lender’s branches possession or otherwise subject to Lender’s control shall be deemed as collateral for the payment of any outstanding debts.
(20)	Litigations about bills, documents, and/or collateral shall be handled by the local court at the place where the business office of Lender that the Promisor applies for negotiation is located.
(21)	Where damages are caused to Lender due to defects occur on the documents, regardless of any reason, the Promisor is willing to pay for the damages to Lender.
(22)	If documents or IOUs for loans issued, endorsed, accepted, or guaranteed by the Promisor are short of necessary items which leads to invalidation of the creditor's rights, or the creditor's rights are terminated due to statute of limitation or incomplete procedure, the Promisor is still willing to, according to Lender’s demand, pay off the amount on the documents or IOUs for loans, interest before and after the expiration of the debt, and other additional charges by cash or collateral, or both of them.
(23)	The Promisor agrees to replace, and split or combine the documents of the collateral signed and submitted by the Promisor to Lender as Lender require the Promisor.
(24)	The Promisor agrees to pay the delay interest and breach penalty in case of delay in repaying the loan from Lender. The Promisor also agrees that if the overdue period is within 6 months, Lender shall charge 10% additional breach penalty according to the original loan interest rate; if the overdue period exceeds 6 months, Lender shall charge 20% additional breach penalty according to the original loan interest rate.
(25)	The Promisor agrees that Lender shall create at least one account in the name of the Promisor to facilitate accounting. However, all accounts shall be considered as a single account. All credit balance, either in NTD or other currencies, shall be used by Lender to take out any debt that the Promisor shall pay back to Lender.
(26)	Unless otherwise agreed, the person who holds documents or receipts for loans issued, endorsed, accepted, or guaranteed by the Promisor has right of recourse in the event of protest waived for the non-payment or non-acceptance. Under protest waived, in case Lender or Lender’s correspondent requires protest, the Promisor has no objection. It is legal and valid for the Promisor to implement protest for non-payment or non-acceptance at any place without any proof.
(27)	The Promisor will observe the Uniform Customs and Practice for Documentary Credits, International Standard Banking Practice, and International Commercial Terms issued by the International Chamber of Commerce, and deem them as a part of this agreement.
(28)	If there is any dispute about stipulations in this Agreement, the corresponding stipulation in Chinese prevails.
(29)	It is mutually agreed that the delivery of such collateral to Lender shall not prejudice Lender’s rights on any of such bills in case of dishonor, nor shall any recourse taken thereon affect Lender’s title to such collateral to the extent of the Promisor's liability to Lender as above, and that, notwithstanding any alteration by death, retirement, introduction of new partners or otherwise in the persons from time to time constituting the Promisor or the style of the Promisor under which the business at present carried on by the Promisor may from time to time continue. It is also agreed that Lender is not to be responsible for the default of any Broker or Auctioneer appointed or employed by Lender for any purpose.

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12.	Financing against foreign currency D/A, D/P, or O/A for export
(1)	The financing limit that Lender approves shall prevail. The Promisor shall present the Credit Use Application and IOU to apply for using the limit. The maximum period of each loan shall not exceed the agreed number of days and each loan shall be repaid based on the interest rate and by the repayment means specified in the Credit Use Application and IOU.
(2)	The Promisor is willing to use the amounts earned by the Promisor from export under the D/A, D/P, or O/A term handled by Lender to repay the loan. In case that the amounts are insufficient, the Promisor agrees to repay the balance in the original currency or NTD based on the foreign exchange rate that Lender specify on the date of settlement.
(3)	The export receivables (under D/A, D/P, or O/A term) to be used by the Promisor to repay the loan that Lender makes in a foreign currency to the Promisor shall be remitted from a foreign collecting bank to Lender, and shall not be remitted by the foreign buyer to the Promisor or any third party by other means or through other channels or be used to offset any debt that the Promisor uses the buyer. If failing to abide by this provision, the Promisor is willing to deem that all the loans (including advances and guarantees) that Lender makes to the Promisor are unconditionally due and shall immediately repay all the loans.
(4)	The Promisor may apply to Lender for a loan for export under the D/A, D/P, or O/A term. However, the total amount of each loan shall be converted into USD using the foreign exchange rate that Lender specifies and shall not exceed the limit specified in this Agreement. Where the amount exceeds the limit due to foreign exchange rate fluctuation or other reasons, the Promisor and Guarantor shall be responsible for repaying the balance and shall repay the principal, interest, and relevant fees of the balance immediately when receiving Lender’s notice.
(5)	Where this financing limit in foreign currencies can be combined with loan limits in NTD as approved by Lender, this financing limit in foreign currencies shall be converted into a financing limit in NTD and then combined with other loan limits in NTD for foreign exchange rate risk control, or this financing limit in foreign currencies shall be combined with a financing limit in NTD equal to the financing limit in foreign currencies for risk control, the total amount in foreign currencies shall be converted into an amount in NTD based on the foreign exchange rate specified by Lender, and the total amount in NTD shall not exceed the NTD loan limit approved by Lender. Where the financing amount or the combination of the financing amount and other loan amounts in NTD under this Agreement exceeds the above-mentioned NTD loan limit approved by Lender due to foreign exchange rate fluctuation, the Promisor and Guarantor shall be responsible for repaying the balance, and shall immediately repay the principal, interest, and relevant fees of the balance when receiving Lender’s notice.
(6)	Where Lender agrees that the borrowing currency can be converted, the Promisor may apply for converting the borrowing currency of the fund that Lender provides into another currency, repay Lender the amount in the target currency of the conversion or the amount in NTD on the original due date, and pay an amount of interest, overdue interest, and penalty calculated based on the lending rate of the target currency that Lender announces on the date of conversion.
(7)	The amounts of interest of all the loans in foreign currencies made according to this Agreement shall be calculated based on the lending rates negotiated when Lender makes the loans. The Promisor is willing to pay the amounts by agreed means. Where the Promisor fails to repay the principal and interest of any above-mentioned loan when it is due or all loans are deemed to be due, the Promisor is willing to pay an amount of overdue interest calculated based on the agreed interest rate and pay, by the means specified in this Agreement, a penalty calculated from the due date and based on the amount of the loan.

13.	Foreign currency bill purchase
(1)	The limit on foreign currency bill purchase that Lender approves shall prevail. The Promisor understands and agrees that, where bills are being processed by Lender and therefore cannot be settled in a timely manner, the Promisor shall take the responsibility for the losses caused thereby and Lender shall not be liable for the losses.

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(2)	The foreign currency bills purchased by Lender at the Promisor’s request shall involve no counterfeiting, alteration, or any other flaws. Where any of the above-mentioned flaws is found in the bills and Lender suffers from losses caused thereby, the Promisor is willing to make full compensation.
(3)	After Lender deliver a foreign currency bill that Lender purchase at the Promisor’s request, where the bill is lost or destroyed due to a reason not attributable to banks (including foreign agent banks), the Promisor is willing to immediately repay the amount of the bill or provide another foreign currency bill with the same amount to Lender to prevent losses caused to Lender thereby.
(4)	Where a foreign currency bill purchased by Lender is dishonored or involves in a dispute and therefore Lender cannot collect the amount of the bill or the collected amount is refunded within one month, the Promisor is willing to immediately repay Lender for the bill and pay an interest amount and various fees calculated based on the foreign currency lending rate that Lender announces on the data of repayment, regardless of the reason of the dishonor or dispute, whether the bill is dishonored before or after Lender collects the amount of the bill, or whether the bill is dishonored after the Promisor collects the amount. In case of overdue repayment of the principal and interest, the Promisor shall pay, in addition to an amount of overdue interest calculated based on the above-mentioned lending rate, a penalty calculated based on agreed interest rate of 10% within six months after the due date, and a penalty calculated based on agreed interest rate of 20% after the six months.
(5)	Where a foreign currency bill that Lender purchases at the Promisor’s request cannot be cashed or is dishonored for a reason, Lender is not obliged to protest or take other legal procedures to preserve the entitlement to the bill, unless Lender is entrusted in writing and agree to do so.
(6)	Lender may choose freely any correspondent bank as the collecting bank. Lender can change the collecting bank designated by the Promisor.
(7)	For a foreign currency bill that Lender purchases at the Promisor’s request, Lender may write any text or draw any symbols on the bill to prevent it from getting lost, preserve the claim, or in according to banking practice. Lender is not obliged to restore the original condition of the bill in case of bill dishonor and may return the bill with the text or symbol to the Promisor.
(8)	The interest for the foreign currency bill that Lender purchases at the Promisor’s request is calculated based on the foreign currency lending rate that Lender announces on the date of lending and the bill collecting period that begins from the date of lending, and is prededucted. The relevant fees of the bill, including service fees, delivery fees, inquiry fees, and foreign expenses, are calculated based on Lender’s rates and the difference between the calculated amount and the actual amount shall also be paid.
(9)	The Promisor is willing to comply with the provisions in the applicable edition of Uniform Rules for Collection-ICC publication and relevant regulations of the competent authorities.

14.	Discount
(1)	The financing limit that Lender approves shall prevail. The Promisor shall present the Credit Use Application and IOU and bills to apply for using the limit. The maximum period of each loan shall not exceed the agreed number of days and each loan shall be repaid based on the interest rate and by the repayment means specified in the Credit Use Application and IOU.
(2)	The Promisor shall provide a usance draft or Promissory note obtained from business transactions and endorsed by the Promisor as well as documents that prove the nature of the transactions to Lender two business days in advance. After Lender verify and approve the documents provided, Lender shall pay a maximum of ___ % of the amount of the usance draft or promissory note to be discounted to the Promisor.
(3)	Where the usance draft or promissory note is an outgoing item, the interest thereof shall be calculated until the date when Lender receives the payment and the Promisor shall pay the collecting fee.

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(4)	Where the usance draft or promissory note provided by the Promisor cannot be accepted or presented for payment or no payment is made upon the due date thereof, the Promisor and Guarantor are willing to immediately repay the discounted amount, including the principal, interest, overdue interest, penalty, and various fees. Should there be any losses caused thereby, the Promisor and Guarantor are willing to make compensation. Although the usance draft or promissory note discounted involves missing important documents, counterfeiting, incomplete legal procedure, or prescription events, the Promisor shall repay the above-mentioned loan according to this discounting agreement.

15.	Simple financing against notes receivable
(1)	The interest and service fee of a loan shall be paid at a time when the loan is made and Lender is entitled to deduct them directly from the amount of the loan. It is deemed that the Promisor has accepted the loan upon deduction completion.
(2)	The Promisor agrees to transfer the bills specified on the Credit Use Application and IOU and the creditor’s right concerning the cause thereof (such as trading transacts, labor contracts, other debt contracts) to Lender. Lender may notify the drawer of the transfer and require, as the obligee of the bills or creditor, the drawer (debtor) to make a payment any time. Lender may directly use the payment to offset the loan or any liability of the Promisor to Lender. In addition, the guaranteed bills provided by the Promisor shall not be revoked or exchanged, unless approved by Lender.
(3)	The guaranteed bills provided by the Promisor according to the Credit Use Application and IOU are guarantees for all current (including the liabilities that arose in the past but has not been settled and not limited to the liabilities that arise from this Agreement) and future liabilities of the Promisor to Lender. Where the issuers or endorsers of the bills have bad credit or involve in other events that affect the exercise of Lender’s creditor’s right, all the liabilities of the Promisor to Lender is deemed to be due immediately.

IV.	Special Terms
(1)	For the other financial instruments not specified in this Agreement, the Promisor agrees to separately sign credit granting agreements with Lender.
(2)	Where Lender deems that the Promisor misuses the credits granted, has bad credit, or fails to provide guarantees as required, or it is required by Lender’s other services, Lender may stop the Promisor from using the credits granted at any time or reduce the credit lines. Where a third party is involved and any responsibility dispute or expense is caused thereby, the Promisor shall be fully responsible for handling the case. Should there be any damage caused to Lender thereby, the Promisor shall also be fully responsible for compensation.
(3)	Indicator and interest rate description:
Benchmark interest rate

(1)	Benchmark interest rate formula: The average of the one-year fixed savings interest rates of Lender, Union Bank of Taiwan, TC Bank, Far Eastern International Bank, Bank SinoPac, E.SUN Bank, Taishin International Bank, Taipei Fubon Bank, EnTie Bank, and Yuanta Bank less the highest and lowest interest rates is calculated as the “index rate”. The benchmark interest rate is the sum of the index rate and a certain “percentage” of Lender’s service and management rate and Interest rate risk premium.
(2)	Benchmark interest rate adjustment interval:

a.	It is adjusted every three months on the 10th in February, May, August, and November. In case of a holiday, the adjustment is performed on the following business day.
b.	It is adjusted on the 10th every month. In case of a holiday, the adjustment is performed on the following business day.

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(3)	Benchmark interest rate sampling days and method: The 20th of the previous month of an adjustment day is an index rate sampling day. In case of a holiday, the sampling day is the following business day. The average (rounded to two decimal places) of the index rates on the sampling days less the highest and lowest interest rates is used as the general one-year fixed savings interest rate (the interest rates publicized by the Central Bank on the sampling days shall prevail).
In case of a great force majeure event and Lender’s “benchmark interest rate” is differed greatly from the market interest rate thereby or when Lender’s “percentage” is adjusted, Lender may publicize the revised “benchmark interest rate” formula at Lender’s business sites, on Lender’s website, or through media after obtaining an approval from the Central Bank, and make the revision ten days after the publication.

(4)	Conditions for changing the banks involved in the benchmark interest rate formula:
a.	A bank implements a merger, is merged, eliminated, or suspended from business, goes bankrupt, is re-organized or deregistered, or is supervised or taken over by competent authorities.
b.	A bank stops the one-year fixed savings service.
c.	The short-term credit rating of a bank is lower than twB from Taiwan Ratings (or an equivalent rating from Fitch, Moody’s, Standard & Poor’s, or other equivalent credit rating organizations).

Index rate

(1)	Index rate formula: The index rate is calculated with reference to the general one-year fixed savings interest rates of Bank of Taiwan, Taiwan Cooperative Bank, First Bank, Chang Hwa Bank, Hua Nan Bank, Taiwan Business Bank, and CTBC Bank.
(2)	Adjustment interval: It is adjusted on the 5th every month. In case of a holiday, the adjustment is performed on the following business day.
(3)	Index rate sampling days and method: The 20th of the previous month of an adjustment day is an index rate sampling day. In case of a holiday, the sampling day is the following business day. The average (rounded to two decimal places) of the index rates on the sampling days less the highest and lowest interest rates is used as the general one-year fixed savings interest rate (the interest rates announced by the Central Bank on the sampling days shall prevail).
(4)	Conditions for changing the banks involved in the index rate formula:
a.	A bank implements a merger, is merged, eliminated, or suspended from business, goes bankrupt, is re-organized or deregistered, or is supervised or taken over by competent authorities.
b.	A bank stops the one-year fixed deposit service.
c.	The short-term credit rating of a bank is lower than twB from Taiwan Ratings (or an equivalent rating from Fitch, Moody’s, Standard & Poor’s, or other equivalent credit rating organizations).

(4)	Automatic deduction agreement
The Promisor agrees and authorizes Lender to transfer the amounts of the principal and interest of the liabilities of the Promisor from the ___ deposit in the Promisor’s account No. to settle the liabilities. Before the principal and interest are repaid in full, the Promisor will never revoke this authorization or cancel the above-mentioned account. This Agreement is used as the authorization proof and other payment proofs such as the Promisor’s bank savings book, withdrawal slips, or promissory notes or cheques signed by the Promisor are not required. Lender is not liable for any disputes caused thereby and the Promisor is willing to take all responsibilities. Where the deposit is insufficient to repay the principal and interest, the Promisor promises to pay the balance and an overdue penalty. Where the account for paying the principal and interest is changed, The Promisor promises to immediately notify Lender and complete the change procedure. The Promisor also authorizes Lender to directly deduct the service fees and all other payables that arise from this Agreement and shall be paid by the Promisor to Lender from the balance of the above-mentioned account. The Promisor shall be responsible for any disputes caused by the insufficient balance of the account.

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(5)	Repayment account terms

[_]	The Promisor is willing to endorse and transfer the bills for collection provided by the Promisor to Lender and agrees to set up the “dedicated repayment account” (demand deposit account No. ___) in the name of the Promisor to facilitate accounting by Lender. Funds collected on the due dates of the bills are deposited into the account and the Promisor authorizes Lender to implement the transfer procedure to transfer the funds at a time or multiple times to repay all the liabilities of the Promisor to Lender.
[_]	The Promisor provides amortization bills for repaying loans and agrees to set up the “dedicated repayment account” (demand deposit account No. ___) in the name of the Promisor to facilitate accounting by Lender. Funds collected on the due dates of the bills are deposited into the account and the Promisor authorizes Lender to implement the transfer procedure to transfer the funds to repay all the liabilities of the Promisor to Lender.
[_]	For the loans borrowed by the Promisor against various labor, engineering, procurement, and sales contracts, the Promisor agrees to set up the “dedicated repayment account” (demand deposit account No. ___) in the name of the Promisor to facilitate accounting by Lender. Funds for repaying the loans are directly deposited into the account, or funds collected against bills for payment with the above-mentioned account as their titles on the due dates of the bills are deposited into the account. Lender is authorized to implement the transfer procedure to transfer the funds at a time or multiple times to repay all the liabilities of the Promisor to Lender.
[_]	For the L/Cs that Lender issues and the financing transactions in NTD or foreign currencies (including advances, loans, and guarantees) that Lender handles against various trading documents at the Promisor’s request, the Promisor agrees to set up the “dedicated repayment account” (demand deposit account No. ___) in the name of the Promisor to facilitate accounting by Lender, agrees to deposit repayment funds in foreign currencies into the account as required by Lender, and authorizes Lender to implement the transfer procedure to transfer the funds to repay all the liabilities of the Promisor to Lender. The Promisor also recognizes that the deducted amounts and balance of the above-mentioned account recorded in Lender’s accounting system or account card shall prevail. Where an amount deducted from the above-mentioned account shall be converted into NTD, the a conversion application shall be submitted in the name of the Promisor according to the Regulations Governing the Declaration of Foreign Exchange Receipts and Disbursements or Transactions.
[_]	The Promisor agrees to comply with Lender’s credit granting requirements to retain a deposit equal to a certain percentage (or amount) of the credit amount and set up the “dedicated repayment account” (demand deposit account No. ___) with Lender in the name of the Promisor. The Promisor shall deposit the amount into the account before or when the loan is made and authorize Lender to directly implement the transfer procedure to transfer amounts at a time or multiple time from the account to repay the liabilities of the Promisor to Lender.

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The Promisor agrees that, before the principal and interest of the loan or the Promisor’s liabilities to Lender are repaid in full, the Promisor will neither revoke the authorization specified in this item nor cancel the above-mentioned savings account. This Agreement serves as a proof of the authorization. Where Lender converts the face values of the above-mentioned bills or contracts into a loan, after payments for part or all of the bills or contracts are collected and used to repay a certain percentage of the principal and interest of the loan, Lender may return the remaining payments to the Promisor or use them to repay other liabilities of the Promisor to Lender. Lender may require the Promisor to change the above-mentioned bills before they are presented. Where a bill provided is dishonored or a payment for a contract is cannot be collected in a timely manner, the Promisor is willing to provide a complementary fund immediately. Before payments are completely collected against the bills provided by the Promisor, the Promisor and Guarantor are willing to take the repayment responsibility.

(6)	Obligation to notify Lender of changes in the Guarantor’s position when the Guarantor is appointed as a director, supervisor, or representative of the Promisor

(1)	Where the Guarantor is a director, supervisor, or representative (manager, litigation or non-litigation agent appointed by the Promisor’s foreign company, reorganizer, liquidator, or temporary administrator; the records of the Ministry of Economic Affairs, in the meeting minutes of the board of directors, on the licenses issued by competent authorities, or of courts shall prevail; similarly hereinafter) of the Promisor upon signing this Agreement, the Promisor and Guarantor shall notify Lender in writing before the date when the Guarantor resigns or is dismissed or the position of the Guarantor changes after the signing and provide Lender with the meeting minute of the board and relevant proof documents. Where they fail to notify Lender or notify Lender with a delay, Lender may, when learn about the change, stop making loans, reduce the credit line, reduce loan periods, or deem that all loans are due. The Promisor and Guarantor shall be responsible for compensating for Lender’s losses caused thereby.
When Lender learn about the above-mentioned changes, Lender may stop making loans regardless of the reason until the Guarantor negotiates and signs another agreement with Lender.

(2)	The Guarantor of this Agreement shall continue to take the guarantee responsibility where the Guarantor is re-elected as a director or supervisor or is elected as a director, supervisor, or representative during a director or supervisor election.
(3)	The preceding items are applicable to the Guarantor where the Guarantor serves as a director, supervisor, or representative of the Promisor after signing this Agreement.

(7)	Where treasury bonds, government bonds, corporate bonds, stocks, or other securities (such as a Pledge Right Contract/Demand Deposit Pledge Agreement) are provided as guarantees for the liabilities of the Borrower to Lender, the Promisor understands and agrees to the following:
(1)	The treasury bonds, government bonds, corporate bonds, stocks, or other securities (such as a Pledge Right Contract/Demand Deposit Pledge Agreement) provided shall be approved by Lender.
(2)	Before the due dates of loans, Lender may deem that all loans are due where the Promisor violates any of the following, and the Promisor shall immediately repay the loans. Otherwise, Lender may use the provided bonds, stocks, and securities to repay the loans. The Promisor and Guarantor shall not raise a dispute over the disposal method, time, and price. All the documents transferred by Lender shall be voided immediately.

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(1)	A situation described in Article 13 of section I in this Agreement occurs.
(2)	Where the total market price of the bonds, stocks, and securities provided is less than 80% of their original price or the ex-rights and ex-dividend price is less than 80% of their original price, the Borrower fails to provide additional collateral approved by Lender or fails to compensate the price different with cash.

(3)	Where the ownership of the bonds, stocks, and securities provided has not been transferred, in case of ex-rights or ex-dividend, the Promisor is willing to repay the principal and interest of the loan in advance and retrieve the bonds, stocks, and securities for ownership transfer. Otherwise, the Promisor is willing to take responsibility for all the losses caused thereby.

(8)	Other agreements:

(1)	Collateral: Stand-by letter of credit (L/C) issued by a domestic branch of China Construction Bank with the China Construction Bank Taipei Branch as the beneficiary. The loan amount cannot exceed 97% of the amount of the stand-by L/C.
(2)	The bank makes loans in USD or NTD. When the loan is made in USD, you need to submit the transaction certificate (such as procurement and sales invoices or orders) approved by our bank and declare that the transaction certificate is not use in other financial institutions for other financing. For outward remittance financing, the invoice or order needs to be submitted to the bank and the bank allocates the financing fund that is 100% of the invoice or order value directly to the supplier's account. For export invoice financing, the invoice needs to be submitted and the bank allocates the financing fund that is 100% of the invoice value.
(3)	The loan amount cannot exceed 97% of the amount of the stand-by L/C. The exchange rate between USD and NTD depends on the closing rate two days before the drawing date (subject to the information released on the website of Central Bank of the Republic of China (Taiwan)).
(4)	If the stand-by L/C is not extended or replaced 20 working days before the stand-by L/C expires, the amount will automatically become unsecured 15 working days before the stand-by L/C expires. The outstanding becomes due and payable.
(5)	If Promisor wishes to draw on the credit line, Promisor shall provide Lender with a written notice two business day prior to the draw. (business day can also mean other working days as deemed acceptable by the Lender)
(6)	Promisor certify that all funds drawn on the credit line shall be used for working capital only and will not be used to secure other debt or financing with other financial institutions.

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This Agreement shall be reserved for five years after settlement.

In this Agreement, Article 1, Articles 13 to 16, Articles 20 to 22 of Section I in “General Provisions”, Articles 1 to 10 of Section II in “Guarantor Provisions”, and Article 2 and Articles 4 to 8 of Section IV in “Special Agreement Terms” are individually agreed terms, and the Promisor and Guarantor have read through them one by one and understand and agree to the terms.

The Promisor (Borrower) and Guarantor herein state that they have reviewed all the terms within a reasonable period (at least five days), fully understand the content of each term in this Agreement after negotiating the terms with Lender, are willing to comply with this Agreement, and have made copies of this Agreement on their own. The following signatures and seals indicate that they have read through and agree to this Agreement.

Sincerely

China Construction Bank, Taipei Branch

Promisor/Debtor: Applied Optoelectronics, Inc., Taiwan Branch Unified No. (or ID Number):28410552 Address: No.18, Gong 4th Rd., Linkou Dist., New Taipei City 24452, Taiwan (R.O.C.)	(Signature)	Guarantee verified at: No.18, Gong 4th Rd., Linkou Dist.
		Verified on	Signing witnessed by

Joint guarantor: Unified No. (or ID Number): Address:	(Signature)	Guarantee verified at:
		Verified on	Signing witnessed by

1st April, 2015

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Promissory Note

1. Unconditional payment on MM DD, YYYY according to this note payable at sight to

China Enterprise, China Construction Bank, Taipei Branch

□ NTD ■ USD 10 million only

2. Place of payment:

3. The interest is calculated and paid according to the following Article from the agreed note issuing date:

(1) Use the fixed interest rate and calculate and paid the interest according to % of the annual rate

(2) Calculate the interest according to % of the annual rate; when the benchmark interest rate of the bank is adjusted (according to ), calculate the interest according to the new benchmark interest rate (according to ) plus % annual rate from the adjustment date

(3) Calculate the interest according to % of the annual rate; when Chunghwa Post Co., Ltd adjusts fixed deposit floating interest rate, calculate the interest according to adjusted interest rate plus % annual rate from the adjustment date

(4) Other agreements:

4. Protest waived for this note, and the notification obligation in Article 89 of the Negotiable Instruments Act is also waived.

5. Calculation of the penalty: If the overdue period is within six months, the interest shall increase 10% based on the original interest rate; if the overdue period exceeds six months, after six months overdue to the end of the pay-off date, the interest shall increase 20% based on the original interest rate.

Drawer: Applied Optoelectronics, Inc., Taiwan Branch

Unified Business No. (or ID Number): 28410552

Address: No.18, Gong 4th Rd., Linkou Dist., New Taipei City 24452, Taiwan (R.O.C.)

Drawer:

Unified Business No. (or ID Number):

Address:

Drawer:

Unified Business No. (or ID Number):

Address:

Drawer:

MM DD, YYYY

Please seal on the perforation

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Letter of Authorization

The promisors hereby jointly issue the above promissory note and deliver it to Lender. If any situation specified in the loan contract (including but not limited to the 13th clause of loss of period benefit of Part A of the Comprehensive Credit Line Agreement and General Agreement) occurs, Lender is hereby authorized to fill in the due date, interest rate, and place of payment and is free from the notification obligation in Article 89 of the Negotiable Instruments Act according to the pay-off date and other regulations stipulated in relevant loan contract to exercise the rights on the note.

Sincerely,

Mainland China Enterprise China Construction Bank, Taipei Branch

Promisor (drawer): Applied Optoelectronics, INC., Taiwan Branch

Promisor (drawer): Chih-Hsiang Lin	(Signature and seal):

Promisor (drawer):	(Signature and seal):

Promisor (drawer):	(Signature and seal):

Guarantee verified by
Date
Place

Supervisor	Handled by	Seal checked by	Account

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